                                                                 Exhibit 3.01(c)


                                                                  EXECUTION COPY



               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          NECHES RIVER HOLDING CORP.

                                 July 30, 1999

          Neches River Holding Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:
                                        -----------

     FIRST: The name of the Corporation is Neches River Holding Corp.;

     SECOND: The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on the 3rd day of May, 1999;

     THIRD: The Corporation has not received any payment for any of its stock;

     FOURTH: The Board of Directors of the Corporation (the "Board of
                                                             --------
     Directors") has duly adopted this amendment and restatement of the
     ---------
     Certificate of Incorporation in accordance with the provisions of Sections 241 and 245 of the Delaware General Corporation Law; and

     FIFTH: The Certificate of Incorporation of the Corporation is hereby restated and amended in its entirety to read as follows:

          1. Name. The name of the corporation is Neches River Holding Corp. (the "Corporation").
      -----------

          2. Address; Registered Agent. The address of the Corporation's
             -------------------------
registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3.  Purpose. The purpose of the Corporation is to engage exclusively
              -------
in the following activities:

          (a) to engage in the ownership of a ninety nine percent (99%) partnership interest in Port Arthur Coker Company L.P. (the "Partnership");
                                                                  -----------

          (b) to act as a limited partner of the Partnership;
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                                                                               2

          (c) to issue one or more guarantees of the debt of Port Arthur Finance Corp. (the "Financing Company"; together with the Corporation, the
                         -----------------
     Partnership and Sabine River Holding Corp., the "Project Companies") to be
                                                      -----------------
     incurred in connection with the Project (as defined in Article 12 below) (the "Guarantees") and to enter into any and all documents in furtherance
           ----------
     of its obligations thereunder;

          (d) to pledge its ownership interest in the Partnership to the Financing Parties (as defined in Article 12 below) to secure the financing of the Project;

          (e) to enter into one or more equity contribution agreements in connection with the equity funding of the Project by Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P. (together with each of the direct and indirect owners thereof, "Blackstone") and Occidental Petroleum Corporation ("Occidental"); and
      ----------                                          ----------

          (f) to engage in any lawful act or activity, and to exercise such powers permitted to corporations organized under the laws of the State of Delaware, that are incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

          4.   Capitalization. The total number of shares of capital stock
               --------------
which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock with a par value of $0.01 per share.

          5.   Board of Directors. (a) The Corporation shall have no more than
               ------------------
five (5) directors. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

          (b) At all times at least one of the directors of the Corporation shall be an Independent Director. "Independent Director" shall mean a director of the Corporation who (i) shall at no time be, or have been in the five (5) years preceding appointment, (A) a direct or indirect, legal or beneficial owner of any equity interest in any Affiliate (as defined in Article 6 below) of the Corporation, (B) a creditor, supplier, employee, officer, director, manager or contractor of any Affiliate of the Corporation, (C) a person who controls (whether directly or indirectly) any Affiliate of the Corporation or any creditor, supplier, employee, officer, director, manager or contractor of any Affiliate of the Corporation or (D) any member of the immediate family of the foregoing and (ii) shall not have a potential for a direct or indirect benefit from any activity with, or control over, any Affiliate of the Corporation.

          (c) A majority of the then authorized number of directors, which must include the Independent Director, shall be necessary to constitute a quorum for the transaction of business. Except as otherwise provided by law or herein, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

          6.   Maintenance of Separate Identity. (a) The Corporation shall
               --------------------------------
maintain all aspects of it business and operations entirely separate and apart from those of Clark Refining &
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                                                                               3

Marketing, Inc., a Delaware corporation ("Clark") and its Affiliates (as defined
                                          -----
in clause (b) below). Clark and each of its successors and assigns and its and their respective Affiliates, other than Blackstone, Occidental and the Project Companies, are collectively referred to herein as the "Clark Entities". The
                                                       --------------
Corporation shall at all times hold itself out to the public (including to any creditors of any Clark Entity) under the Corporation's own name and as a separate and distinct corporate entity from any of its Affiliates. All customary formalities regarding the corporate existence of the Corporation, including holding regular meetings of the Board of Directors and its stockholders and maintenance of current minute books, shall be observed. The Corporation shall correct any misunderstandings concerning its separate identity. Regular meetings of the Board of Directors shall be held at least quarterly. A quorum of the Board of Directors shall be present in person, and not by means of conference telephone or similar communications equipment, at no less than one meeting each year. The Corporation's principal executive offices shall be maintained in the State of Texas, Delaware or New York conspicuously separate and apart from those of each Clark Entity. If such office is leased from any Clark Entity, such lease shall be on terms no more or less favorable than could be obtained elsewhere and such office shall be conspicuously identified as the Corporation's office so it can be easily located by outsiders.

          (b) For purposes of this Certificate of Incorporation, an "Affiliate" of any entity means (i) with respect to Clark or the Corporation, any and all Clark Entities and (ii) with respect to any entity, including Clark and the Corporation, any entity other than the entity itself: (x) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of the common stock of the entity, or which controls the entity; (y) of which 10% or more of the outstanding voting securities are owned beneficially, directly or indirectly, by the entity or any entity described in clause (x) above; or (z) which controls or is controlled by the entity or any entity described in clause
(x) above; provided, however, that for the purposes of this definition, no
           --------  -------
Project Company shall be considered and Affiliate of the Corporation. For purposes of this definition of Affiliate, the terms "control" and "controlled by" shall have the meaning ascribed to them in Rule 405 under the Securities Act of 1933, as amended.

          (c) The Corporation shall have sufficient officers and personnel and maintain adequate capital to run its business and operations. At all time at least one senior officer of the Corporation (who may also be a member of the Board of Directors of the Corporation) shall not be, or have been in the five
(5) years preceding appointment, (i) a direct or indirect, legal or beneficial owner of any equity interest in any Affiliate of the Corporation, (ii) a creditor, supplier, employee, officer, director, manager or contractor of any Affiliate of the Corporation, (iii) a person who controls (whether directly or indirectly) any Affiliate of the Corporation or any creditor, supplier, employee, officer, director, manager or contractor of any Affiliate of the Corporation or (iv) any member of the immediate family of the foregoing.

          (d) The Corporation shall prepare and maintain its own separate, full and complete financial statements, accounts, accounting records and other corporate books and documents, and shall not commingle any of its money or other assets with the money or assets of any Clark Entity or any other entity. The Corporation shall indicate in such statements, records and documents the separateness of the Corporation's assets and liabilities from the assets and liabilities of any Affiliate thereof. The Corporation shall prepare unaudited quarterly and audited
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                                                                               4

annual financial statements, and the Corporation's financial statements shall comply with generally accepted accounting principles. The Corporation shall maintain its own bank accounts, payroll and separate books of account. The Corporation shall retain independent certified accountants as its auditors, although such accountants may also serve as auditors of any Affiliate of the Corporation.

          (e) The Corporation shall act solely in its own corporate name and through its own authorized officers and agents and conduct all business correspondence of the Corporation and other communications in the Corporation's own name, on its own stationary, invoices, checks and through a separately-listed telephone number(s). No Clark Entity shall be appointed agent for the Corporation (provided that an officer or director of a Clark Entity may serve as an officer or director of the Corporation other than the Independent Director and the officer referred to in paragraph (c) of this Article). The Corporation's investment guidelines and criteria shall be established by a majority of the Board of Directors of the Corporation which must include the Independent Director. All investments by the Corporation shall be made in the name of the Corporation (or, if required by the Financing Documents, in the name of the collateral trustee acting on behalf of the Financing Parties) and made directly by the Corporation or by brokers engaged and paid by the Corporation (or, if required by the Financing Documents, in by the collateral trustee acting on behalf of the Financing Parties). Assets of the Corporation shall be separately identified and segregated. All of the Corporation's assets shall at all times be held by or on behalf of the Corporation and, if held on behalf of the Corporation by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Corporation. In no event shall any of the Corporation's assets be held on its behalf or otherwise by any Clark Entity.

          (f) Decisions with respect to the Corporation's business and daily operations shall be independently made by the Corporation and will not be dictated by any Clark Entity. All business transactions entered into by the Corporation with any Clark Entity that are permitted shall be on terms and conditions that are not more or less favorable to the Corporation than terms and conditions available at the time to the Corporation for comparable transactions with unaffiliated persons, or, if no such comparable transaction exists, on term and conditions that are otherwise fair and reasonable. Any such business transaction, and any declaration of dividends by the Company and any transaction with or investment in the Partnership, must be approved by a majority of the Board of Directors of the Corporation, which must include the Independent Director. The Corporation shall not (i) guarantee or assume any liabilities or obligations of any Clark Entity, (ii) permit any Clark Entity to assume or guarantee any liabilities of the Corporation (provided that the Financing Parties (as defined in Article 12 below) may be included among the beneficiaries of certain customary indemnification obligations of Clark under the Project Documents and/or the Financing Documents). The Corporation shall not (i) acquire the obligations or securities of, or make loans or advances to, any Clark Entity, (ii) guarantee, assume or become obligated for the debts of any other entity, other than the Financing Company, or (iii) hold out its credit as being able to satisfy the obligations of any other entity, other than the Financing Company.

          (g) The Corporation will directly manage and pay its own liabilities out of its own funds, including paying its own payroll and operating expenses.
In the event the employees
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                                                                               5

of the Corporation participate in pension, insurance and other benefit plans of any Affiliate thereof, the Corporation shall on a current basis reimburse such Affiliate for the Corporation's pro rata share of the costs thereof.

          7.   Corporate Limitations. Notwithstanding any other provision of
               ---------------------
this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not do any of the following:

          (a) engage in any business or activity other than as set forth in Article 3 hereof;

          (b)  dissolve or liquidate, in whole or in part;

          (c) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity; or

          (d) while the Corporation is solvent, without the affirmative vote of three-fifths of the members of the Board of Directors of the Corporation, which must include the Independent Director, institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent or acquiesce to the filing of a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or appoint, petition for or consent to the appointment of a custodian, receiver, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt, or take any corporate action in furtherance of any such action.

          8.   By-Laws. In furtherance and not in limitation of the powers
               -------
conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation (the "By-Laws"); provided, however, that any action in respect of the By-Laws of the
        --------  -------
Corporation that bears upon whether the separate corporate identity of the Corporation and each Clark Entity will be respected and the assets of the Corporation not consolidated with those of any Clark Entity under applicable federal or state bankruptcy or insolvency law must receive the prior consent of the Independent Director.

          9.   Liability of Directors. Except as otherwise provided by the
               ----------------------
General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, the liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Any repeal or modification of this Article 9 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          10. Indemnification. The Corporation shall, to the fullest extent
              ---------------
permitted by the provisions of the General Corporation Law of Delaware, as now
or hereafter in effect, indemnify all persons whom it may indemnify under such provisions. Any repeal or modification of this
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                                                                               6

Article 10 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          11.  Amendment of Certificate of Incorporation. The Corporation
               -----------------------------------------
reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that, until the date which is the
                     --------  -------
earlier of (i) ninety one (91) days after all of the Corporation's obligations under the Guarantees have been indefeasibly paid and (ii) such earlier date as permitted by the Financing Documents, the Corporation shall not amend, alter, change or repeal any provision of Article 3, Article 5, Article 6, Article 7,
Article 8, Article 12 or this Article 11 without the affirmative vote or prior written consent of all holders of the Common Stock of the Corporation and the unanimous vote or prior written consent of the Board of Directors, which must include the Independent Director.

          12. Additional Definitions. The following terms use herein shall have
              ----------------------
the following meanings:

          "Financing Documents" means any and all documents to be executed
           -------------------
     in connection with the Project which evidence or secure the financing of the construction of new delayed coking unit, hydrocracker, sulfur complex and related assets by the Partnership at the Clark refinery in Port Arthur, Texas or the on-going working capital requirements of the Partnership including, without limitation (i) a common security agreement, (ii) one or more loan agreements, (iii) a transfer restrictions agreement, (iv) an intercreditor agreement, (v) a guaranty insurance policy and reimbursement agreement, (vi) a debt service reserve account insurance guarantee, (vii) a note purchase agreement, (viii) an indenture, (ix) notes, (x) one or more mortgages, (xi) one or more pledge agreements, (xii) a registration rights agreement and (xiii) any other documents delivered under or in connection with any of the foregoing.

          "Financing Parties" means any financing parties that may at any
           -----------------
     time be party to the Financing Documents and any trustee or agent action on their behalf.

          "Project" means the financing, construction, ownership and
           -------
     operation by the Partnership of a new delayed coking unit, hydrocracker, sulfur complex and related assets to be located at the Port Arthur, Texas refinery of Clark and the leasing from Clark, and operation of, the crude unit, the vacuum tower, two distillate hydrotreaters and one naphtha hydrotreater owned by Clark and located at its Port Arthur, Texas refinery.

          "Project Documents" means, collectively, the following to be
           -----------------
     entered into by the Partnership: (i) a contract for engineering, procurement and construction services with Foster Wheeler USA for the design and construction of the new coking unit, hydrocracker, sulfur complex and related assets; (ii) a long-term oil supply agreement with P.M.I. Comercio Internacional for the supply of heavy sour crude oil for the Project; (iii) a services and supply agreement with Clark for the provision of other necessary supplies and services for the Project; (iv) a product purchase agreement with Clark for the
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                                                                               7

     purchase of all the intermediate and refined products produced by the equipment owned and leased by the Partnership; (v) a ground lease and easement agreement with Clark for the lease of the sites for the new coking unit, hydrocracker, sulfur complex and related assets and the granting by Clark to the Partnership of various easements over, and licenses to use other facilities at, Clark's Port Arthur refinery in connection with the Project; (vi) a site and equipment lease and easement agreement with Clark for the lease of the crude unit, vacuum tower and three hydrotreaters at Clark's Port Arthur refinery and the site(s) on which such equipment is located and the granting by Clark to the Partnership of additional easements at the Port Arthur refinery; (vii) a hydrogen supply agreement with Air Products and Chemicals, Inc. for the construction of a hydrogen supply plant at Clark's Port Arthur refinery and the supply of hydrogen to the Partnership; (viii) a purchase agreement with Clark for work in progress related to the new coking unit, hydrocracker, sulfur complex and related assets; (ix) contracts for the supply of additional crude oil requirements for the Project; and (x) any other contracts with third parties that are incidental to and necessary, convenient or advisable in connection with the Project.

           [The remainder of this page is intentionally left blank.]
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                                                                               8

          IN WITNESS WHEREOF, Neches River Holding Corp. has caused this Amended and Restated Certificate of Incorporation to be signed by Maura J. Clark, its Executive Vice President and Chief Financial Officer on the date first written above.



                                       NECHES RIVER HOLDING CORP.

                                       /s/ Maura J. Clark
                                       ---------------------------
                                       Name:  Maura J. Clark
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                           CERTIFICATE OF AMENDMENT
                                    to the
                         CERTIFICATE OF INCORPORATION

                                      OF

                          NECHES RIVER HOLDING CORP.

                                August 11, 1999

          Neches River Holding Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:
                                        -----------

          FIRST: The name of the Corporation is Neches River Holding Corp.;

          SECOND: The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on the 3rd day of May 1999 and an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on the 2/nd/ day of August 1999;

          THIRD: That paragraph (e) of Article 6 of the Certificate of Incorporation of the Corporation is hereby amended (the "Amendment") in its
                                                         ---------
entirety to read as follows:

          "(e) The Corporation shall act solely in its own corporate name and through its own authorized officers and agents and conduct all business correspondence of the Corporation and other communications in the Corporation's own name, on its own stationary, invoices, checks and through a separately-listed telephone number(s). No Clark Entity shall be appointed agent for the Corporation, except the appointment of Clark Refining Holdings Inc. as agent for the Corporation in connection with the filing of consolidated tax returns (provided that an officer or director of a Clark Entity may serve as an officer or director of the Corporation other than the Independent Director and the officer referred to in paragraph (c) of this Article). The Corporation's investment guidelines and criteria shall be established by a majority of the Board of Directors of the Corporation which must include the Independent Director. All investments by the Corporation shall be made in the name of the Corporation (or, if required by the Financing Documents, in the name of the collateral trustee acting on behalf of the Financing Parties) and made directly by the Corporation or by brokers engaged and paid by the Corporation (or, if required by the Financing Documents, by the collateral agent acting on behalf of the Financing Parties). Assets of the Corporation shall be separately identified and segregated. All of the Corporation's assets shall at all times be held by or on behalf of the Corporation and, if held on behalf of the Corporation by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Corporation. In no event shall any of the Corporation's assets be held on its behalf or otherwise by any Clark Entity.";

          FOURTH: That the Board of Directors duly adopted the Amendment by unanimous written consent on August 3, 1999 and declared it is advisable and in the best interests of the Corporation that the Amendment be submitted for approval to the holders of the outstanding stock of the Corporation;

          FIFTH: That the Amendment was duly adopted by all the holders of outstanding stock of the Corporation by unanimous written consent on August 9, 1999; and

          SIXTH: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, Neches River Holding Corp. has caused this Amended and Restated Certificate of Incorporation to be signed by Richard A. Keffer, its Secretary on the date first written above.



                                   NECHES RIVER HOLDING CORP.

                                   /s/  Richard A. Keffer
                                   ---------------------------
                                   Name:  Richard A. Keffer
                                   Title: Secretary